UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2014

TO THE STOCKHOLDERS OF ULTA SALON, COSMETICS & FRAGRANCE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta” or the “Company”), a Delaware corporation, will be held on Thursday, June 5, 2014, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440, for the following purposes:

1.

To elect Dennis K. Eck, Charles J. Philippin and Vanessa A. Wittman as Class I Directors to hold office until the 2017 Annual Meeting of Stockholders, and Mary N. Dillon as a Class III Director to hold office until the 2016 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, for our fiscal year 2014, ending January 31, 2015;

3.	To vote on an advisory resolution to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 7, 2014, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert S. Guttman Senior Vice President, General Counsel and Secretary

April 23, 2014

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the internet. On April 23, 2014, we mailed most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2013 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you on how to vote via the internet. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Important notice regarding availability of proxy materials

for Ulta’s 2014 Annual Meeting of Stockholders to be held on June 5, 2014:

The Proxy Statement and Annual Report to Stockholders on Form 10-K

for the year ended February 1, 2014 are available at http://ir.ulta.com.

Brokers cannot vote for Proposals 1 or 3 without your instructions.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL. IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Page
ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
1. Q: General — Why am I receiving these materials?	1
2. Q: Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	1
3. Q: Date, Time and Place — When and where is the Annual Meeting of Stockholders?	1
4. Q: Purpose — What is the purpose of the Annual Meeting of Stockholders?	1
5. Q: Attending the Annual Meeting — How can I attend the Annual Meeting?	2
6. Q: Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?	2
7. Q: Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?	2
8. Q: Voting — Who can vote and how do I vote?	3
9. Q: Revocation of Proxy — May I change my vote after I return my proxy?	3
10. Q: Quorum — What constitutes a quorum?	3
11. Q: Voting Results — Where can I find the voting results of the Annual Meeting?	3
12. Q: Solicitation — Who will pay the costs of soliciting these proxies?	3
13. Q: Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?	4
14. Q: Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?	4
15. Q: Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?	4
ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	5
CORPORATE GOVERNANCE	5
ELECTION OF DIRECTORS	9
INFORMATION ABOUT OUR BOARD OF DIRECTORS	15
NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2013	20
ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE	22
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
AUDIT COMMITTEE	23
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	24
ARTICLE IV. COMPENSATION COMMITTEE REPORT AND COMPENSATION DISCUSSION AND ANALYSIS	25
COMPENSATION DISCUSSION AND ANALYSIS	27
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	40
ARTICLE V. STOCK	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS	44
ARTICLE VII. MISCELLANEOUS	45

i

1000 Remington Blvd., Suite 120

Bolingbrook, IL 60440

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2014

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?

A:

On or about April 23, 2014, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to you, and to all stockholders of record as of the close of business on April 7, 2014, because the Board of Directors of Ulta is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders. Our Board of Directors has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the 2014 Annual Meeting of Stockholders. Our 2013 Annual Report and Form 10-K for fiscal 2013, along with our Proxy Statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at http://ir.ulta.com.

2.	Q:	Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2013 Annual Report and Form 10-K for fiscal 2013, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

3.	Q:	Date, Time and Place — When and where is the Annual Meeting of Stockholders?

	A:	The Annual Meeting of Stockholders will be held on Thursday, June 5, 2014, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440.

4.	Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?

A:

At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. Following the Annual Meeting, management will respond, if applicable, to questions from stockholders and may make a presentation on our performance.

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:

You will be admitted to the Annual Meeting if you were an Ulta stockholder or joint holder as of the close of business on April 7, 2014, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 7, 2014, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures. In order to be admitted to the Annual Meeting, all attendees must provide photo identification and comply with the other procedures outlined above upon request.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

7.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:

Most Ulta stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record or Record Holder and the Notice was sent directly to you by Ulta. As the stockholder of record, you have the right to grant your voting proxy directly to Ulta or to vote in person at the Annual Meeting.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 26, 2014 (10 days before the Annual Meeting), your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of Directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are considered non-discretionary items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

8.	Q:	Voting — Who can vote and how do I vote?

A:

Only holders of our common stock at the close of business on April 7, 2014 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 7, 2014, we had outstanding and entitled to vote 64,315,980 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instructions provided to you by your broker, bank, trustee, or nominee.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

9.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?

A:

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

10.	Q:	Quorum — What constitutes a quorum?

A:

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 7, 2014 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 7, 2014, 64,315,980 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 32,157,991 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

11.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days of the Annual Meeting.

12.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this Proxy Statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our Directors, officers or other employees. No additional compensation will be paid to our Directors, officers or other regular employees for such services.

13.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:

Other than the three proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mary N. Dillon, our Chief Executive Officer, and Robert S. Guttman, our Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

14.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders is December 24, 2014. Under our Bylaws, stockholders who wish to bring matters or propose Director nominees at our 2015 Annual Meeting of Stockholders must provide specified information to us no earlier than February 6, 2015 and no later than March 8, 2015. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

15.	Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?

A:

You may propose Director nominees for consideration by the Board of Directors’ nominating and corporate governance committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Ulta and our stockholders. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at our Annual Meeting of Stockholders.

ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Over the course of Ulta’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care and loyalty, to help fulfill its responsibilities to our stockholders.

Board of Directors Meetings and Committees

During the fiscal year ended February 1, 2014, the Board of Directors held 15 meetings. Commencing with our 2013 Annual Meeting of Stockholders, Mr. Stevens became our Non-Executive Chairman and typically presides over meetings of the full Board as well as executive sessions. As previously announced, Mr. Stevens will not seek re-election as a director at the 2014 Annual Meeting. The Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee. During fiscal year 2013, no Director attended fewer than 75% of the aggregate meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a Director or committee member, respectively. Directors are invited and are expected to attend the Annual Meeting of Stockholders, and all of our Directors then in office attended our 2013 Annual Meeting of Stockholders.

Committee Composition:    Unless otherwise noted, the following table provides the composition of each of our committees as of February 1, 2014:

Director	Audit Committee (1)	Nominating and Corporate Governance Committee	Compensation Committee (2)
Kenneth T. Stevens* (3)			†
Mary N. Dillon (4)
Robert F. DiRomualdo	✓
Dennis K. Eck (5)		†	✓
Catherine A. Halligan	✓
Charles Heilbronn		✓	✓
Michael R. MacDonald			✓
Lorna E. Nagler		✓	✓
Charles J. Philippin	†

(1)	Additional information regarding the audit committee can be found starting on page 23.

(2)	Additional information regarding the compensation committee can be found starting on page 25.

(3)	Mr. Stevens will not seek re-election as a director at the 2014 Annual Meeting.

(4)	Ms. Dillon was appointed to the Board of Directors effective July 1, 2013 in connection with her appointment as Chief Executive Officer.

(5)	Mr. Eck served as Interim Chief Executive Officer from February 21, 2013 through July 1, 2013.

*	Non-Executive Chairman of the Board.

†	Committee chairman.

Board Leadership Structure

The Ulta Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the Chief Executive Officer and the Chairman of the Board of Directors may be either combined or separated at the discretion of the Board of Directors. We currently separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles. Our Board is led by an independent, non-executive Chairman. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and ensures a greater role for the independent Directors in the oversight of our Company. In addition, separating these roles allows our Chief Executive Officer to focus her efforts on running our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board as well as executive sessions (without management), which the Board generally holds several times a year, both telephonically and in conjunction with each in-person meeting of the full Board.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the Board of Directors should have a lead director. In the event that the independent directors make such a determination, a majority of the independent directors will appoint a lead director. In the event that a lead director is designated, his or her duties would include: assisting the Chairman of the Board and Board of Directors in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board of Directors’ non-management directors and facilitating communications between the non-management directors and the other members of the Board and the management of the Company. The Company currently has eight independent directors and to date they have not determined that the Board of Directors should have a lead director.

The Board believes that the current board leadership structure is in the best interests of the Company and its stockholders at this time. The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairman and Chief Executive Officer roles, might be appropriate. Accordingly, the Board periodically reviews its leadership structure. Our Corporate Governance Guidelines provide the flexibility for the Board to modify or continue our leadership structure in the future, as it deems appropriate.

Independence

Board member independence is an essential element of Ulta corporate governance. The Board of Directors has determined that each of the current non-employee Directors and each nominee for Director is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ulta. Mary N. Dillon, Chief Executive Officer, is currently the sole member of the Board of Directors that is not independent due to her office with Ulta. Each member of the nominating and corporate governance committee, compensation committee and audit committee satisfy the current independence requirements of NASDAQ and the SEC.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board’s role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. The Board recognizes that a fundamental part of risk management is not only understanding the risks our Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. As such, the Board focuses on understanding the nature of our enterprise risks, including operational, financial, legal and regulatory, strategic and reputational risks, as well as the adequacy of our risk assessment and risk management processes. To facilitate such an understanding, the Board and its committees receive management updates on our business operations, financial results and strategy, and the Board discusses and provides direction with respect to risks related to those topics.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The audit committee oversees risks associated with financial accounting and audits, as well as internal control over financial reporting. The audit committee assists the Board in its oversight by discussing with management our Company’s risk assessment and management policies, the Company’s significant financial risk exposures and the actions taken by management to limit, monitor or control such exposures. The compensation committee oversees the risks relating to the Company’s compensation policies and practices. In setting compensation, the compensation committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The compensation committee also oversees the risks relating to the Company’s management development and leadership succession. The nominating and corporate governance committee oversees the implementation of the Company’s Code of Business Conduct and monitors compliance therewith.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee acts under a written charter that was approved by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website at http://ir.ulta.com. The primary responsibility of the nominating and corporate governance committee is to recommend to the Board of Directors candidates for nomination as Directors and membership on committees of the Board. The committee reviews the performance and independence of each Director, and in appropriate circumstances, may recommend the removal of a Director for cause. The committee oversees the evaluation of the Board of Directors and makes recommendations to improve performance. The committee also recommends to the Board of Directors policies with respect to corporate governance. During fiscal year 2013, the nominating and corporate governance committee was composed of the following independent Directors: Messrs. Stevens (through August 23, 2013), Eck (effective August 23, 2013) and Heilbronn and Ms. Nagler. Mr. Eck serves as the current Chairman of the committee. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under rules and regulations of the SEC, as well as the independence requirements of NASDAQ. The nominating and corporate governance committee met 3 times during fiscal year 2013.

Nominating and Corporate Governance Committee Charter

The nominating and corporate governance committee charter identifies the roles and responsibilities that govern the nominating and corporate governance committee, such as:

•	identifying qualified candidates to become Board members;

•	selecting nominees for election as Directors at the next annual meeting of stockholders (or special meeting of stockholders at which Directors are to be elected);

•	selecting candidates to fill any vacancies on the Board;

•	reviewing the composition of the committees of the Board and making recommendations to the Board regarding committee membership;

•

overseeing the implementation of and monitoring compliance with Ulta’s Code of Business Conduct (other than with respect to complaints regarding accounting issues, as more fully set forth in the audit committee charter); and

•	overseeing the evaluation of the Board.

Nomination Process — Qualifications

The nominating and corporate governance committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions, and in its nominating committee capacity, for making recommendations regarding the size, composition and desired complementary skill sets of the Board of Directors. The objective of the nominating and corporate governance committee is to create and sustain a Board of Directors that brings to Ulta a variety of perspectives and skills derived from high-quality business and professional experience. Pursuant to its charter, the nominating and corporate governance committee annually assesses the experience, expertise, capabilities, skills and diversity of the members of the Board, individually and collectively, and considers these factors when evaluating Director candidates. In this regard, both the Board and the nominating and corporate governance committee believe that it is essential for Board members to represent diverse viewpoints based upon differences in professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. Although there are no specific minimum qualifications that a Director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management and the industry, maintain academic or operational expertise in an area of our business and demonstrate practical and mature business judgment.

We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received any Director nominees from a stockholder. Stockholders who want to suggest a candidate for consideration should send a written notice, addressed to the Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440. Further details about the nomination process may be found in the answer to Question 15 above, entitled “Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?”

This notice must include the following information for each candidate the stockholder proposes to nominate: (i) name, age, business address and residence address, (ii) principal occupation or employment, (iii) class and number of shares of capital stock beneficially owned by such candidate and (iv) and any other information relating to the candidate that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to applicable SEC rules. In addition, the stockholder giving such notice must include his or her (i) name and record address and (ii) the class and number of shares such stockholder beneficially owns.

We have engaged the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. We also consider potential Director candidates recommended by current Directors, officers, employees and others. The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to potential candidates, and we review such materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by members of the committee and other members of the Board, as appropriate. In making its determinations, the committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes a recommendation to the full Board of Directors regarding whom should be nominated by the Board of Directors.

Code of Business Conduct

All Ulta employees, officers and members of the Board of Directors must act ethically at all times and in accordance with the policies comprising the Ulta Code of Business Conduct. We demand full compliance with this policy from employees, officers and members of the Board of Directors, including our Chief Executive Officer, Chief Financial Officer and such other individuals performing similar functions. Moreover, all corporate employees, officers and members of the Board of Directors have signed a certificate acknowledging that they have read, understand and will continue to comply with the policy, and all corporate employees and officers are required to read and acknowledge this policy on an annual basis. Ulta includes the Code of Business Conduct in new hire materials for all corporate employees. The policy is published and any amendments or waivers thereto will be published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

Corporate Governance Guidelines

Our Board of Directors adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines have been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

Disclosure Committee

The disclosure committee is a management committee that acts under a written charter approved by the audit committee. Its primary responsibility is to assist our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of our disclosures. Management and the disclosure committee have established disclosure controls and procedures designed to ensure that disclosures required by the SEC and other written information to be disclosed to the investment community are recorded, processed, summarized and reported accurately on a timely basis. These disclosure controls and procedures are monitored and evaluated for their effectiveness on a regular basis. The disclosure committee, in conjunction with management, reviews and approves the preparation of SEC filings and various documents distributed to the investment community containing financial information or other material information. The disclosure committee discusses all relevant information with our Chief Executive Officer and Chief Financial Officer and, if needed, the Chairman of the disclosure committee then discusses all relevant information with the Board of Directors and the audit committee.

Stockholder Communication

Any stockholder is free to communicate in writing with the Board of Directors on matters pertaining to Ulta by addressing their comments to the Board of Directors, c/o General Counsel, Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440, or by e-mail at InvestorRelations@ulta.com. Our General Counsel will review all correspondence addressed to our Board of Directors, or any individual Director, for any inappropriate correspondence and correspondence more suitably directed to management. Our General Counsel will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication. Our General Counsel will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review upon our Board of Directors’ request.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors be divided into three classes designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of Directors. Each class serves a three-year term with one class being elected at each year’s annual meeting of stockholders. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors. A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified.

The Board of Directors is presently composed of nine members, eight of whom are non-employee, independent Directors. Each Director was elected to the Board of Directors to serve until a successor is duly elected and qualified or until his or her death, resignation or removal. Mr. Stevens will not seek re-election as a director at the 2014 Annual Meeting. Messrs. Eck and Philippin are the Class I Directors whose terms expire in 2014 and are nominees for re-election and Ms. Wittman is a Class I Director nominee for election to the Board of Directors. Ms. Wittman, who is standing for election by the stockholders at the 2014 Annual Meeting for the first time, was first identified as a candidate for the Board of Directors by our Chief Executive Officer and was recommended by the nominating and corporate governance committee. In addition, Ms. Dillon is a Class III

Director nominee for election to the Board of Directors who is standing for election by the stockholders at the 2014 Annual Meeting for the first time, and was first identified by a third-party search firm as an officer candidate in connection with the Company’s Chief Executive Officer search process. If elected at the Annual Meeting, Messrs. Eck and Philippin and Ms. Wittman would serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, resignation or removal and Ms. Dillon, as a Class III Director, would serve until the 2016 Annual Meeting of Stockholders and until her successor is elected and qualified, or until her death, resignation or removal. Mr. DiRomualdo, Ms. Halligan and Ms. Nagler are the Class II Directors with terms expiring in 2015 and Ms. Dillon, Mr. Heilbronn and Mr. MacDonald are Class III Directors with terms expiring in 2016.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the nominees for election and re-election. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

Set forth below is biographical information for each Class I nominee for election for a three-year term expiring at the 2017 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Dennis K. Eck	70

Mr. Eck served as the Non-Executive Chairman of our Board from October 2003 to June 2013 and as our Interim Chief Executive Officer from February 2013 to July 2013. From November 1997 to September 2001, Mr. Eck served as Chief Executive Officer and a director of Coles Myer LTD Australia, one of Australia’s largest retailers. Prior to that, Mr. Eck served in various other executive roles with Coles Myer, including as Chief Operating Officer and a director from April 1997 to November 1997, Managing Director of Basic Needs from November 1996 to April 1997, and Managing Director of Supermarkets from May 1994 to November 1996. Prior to 1994, Mr. Eck served as President, Chief Operating Officer and a director of The Vons Companies Inc., as the Vice Chairman of the Board and Executive Vice President of American Stores, Inc., as Chairman and Chief Executive Officer of American Food and Drug, as President, Chief Executive Officer and a director of American Food and Drug, and as President and Chief Operating Officer of Acme Markets, Inc. He also served in executive roles of increasing responsibility at Savon Drug Inc. and Jewel Food Stores. Mr. Eck is currently a director of Securus, Inc. In 2000, Mr. Eck was named the Astute Business Leader of the Year in Australia by the Association of Chartered Accountants.

The Board benefits from Mr. Eck’s ability to provide the perspective of an experienced Chief Executive Officer based upon his leadership at a large international corporation with operations worldwide. Running a public company exposed Mr. Eck to many of the issues facing public companies, including on the operational, financial and corporate governance fronts. His years of executive and managerial experience also enable him to bring demonstrated management ability at senior levels to the Board. Additionally, his experience leading complex retail organizations with large employee bases has given him expertise in executive compensation programs, making him a valued member of our compensation committee and Chairman of our nominating and corporate governance committee.

			2003

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Charles J. Philippin	64

The Board has appointed Mr. Philippin as Non-Executive Chairman of the Board upon the completion of Kenneth Stevens’ term, subject to Mr. Philippin’s re-election at the 2014 Annual Meeting. Mr. Philippin currently serves as CEO of a private food service company and was previously a principal of Garmark Advisors, a mezzanine investment fund, from 2002 until his retirement in February 2008. From 2000 to 2002, Mr. Philippin served as Chief Executive Officer of Online Retail Partners. From 1994 to 2000, Mr. Philippin was a member of the Management Committee of Investcorp International Inc., a global investment group. Prior to 1994, Mr. Philippin was a partner of PricewaterhouseCoopers, where he served as National Director of Mergers & Acquisitions. Mr. Philippin is a director and chairman of the audit committee of Alliance Laundry Systems. Mr. Philippin has also served as a director and chairman of the audit committee of CSK Auto, Inc., as a director, audit committee member and compensation committee member of Competitive Technologies, as a director and audit committee member of Aquilex, and as a director of Samsonite Corporation and Saks Fifth Avenue.

Mr. Philippin is a Certified Public Accountant and brings to the Board a wealth of experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive experience chairing public company audit committees and in various senior management positions in the financial services sector, Mr. Philippin provides relevant expertise on investment and financial matters. His accounting experience, together with his knowledge of financial reporting rules and regulations, makes him well-positioned to serve on our audit committee.

			2008

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Vanessa A. Wittman	47

Ms. Wittman has been the Senior Vice President and Chief Financial Officer of Motorola Mobility, a subsidiary of Google, since May 2012, after joining Google in March of 2012. From September 2008 to March 2012, she served as Executive Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc., a professional services company providing advice and solutions in the areas of risk, strategy and human capital. Prior to joining Marsh & McLennan, Ms. Wittman was Chief Financial Officer and Executive Vice President of Adelphia Communications Corp., a cable television company, from 2003 to 2007. Prior to Adelphia, Ms. Wittman served as Chief Financial Officer of 360networks, a wholesale provider of telecommunications services. She also has held positions with Microsoft, Metricom Inc. and Morgan Stanley & Co. Incorporated. Ms. Wittman served as director of Infospace, an internet search company from 2003 to 2008, including as a member of its audit committee, and has been a director of Sirius XM Holdings Inc. since April 2011, including as a member of its audit committee.

Ms. Wittman’s experience as Chief Financial Officer of various public companies will bring to the Board valuable insights relating to financial reporting rules and regulations and accounting principles. In addition, her experience as a director at several companies, including serving as audit committee chair for a public company, will make her a valued member of the Board.

			—

Set forth below is biographical information for each Class III nominee for election for a term expiring at the 2016 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Mary N. Dillon	52

Ms. Dillon has been our Chief Executive Officer since July 2013. Prior to joining Ulta, she served as President and Chief Executive Officer and a member of the board of directors of United States Cellular Corporation (“U.S. Cellular”) beginning in June 2010. Prior to joining U.S. Cellular, Ms. Dillon served as Global Chief Marketing Officer and Executive Vice President of McDonald’s Corporation from 2005 to 2010, where she led the company’s worldwide marketing efforts and global brand strategy. Prior to joining McDonald’s, Ms. Dillon held several positions of increasing responsibility at PepsiCo Corporation, including as President of the Quaker Foods division from 2004 to 2005 and as Vice President of Marketing for Gatorade and Quaker Foods from 2002 to 2004. Ms. Dillon previously served as a director of Target Corporation from 2007 to 2013 and as a member of its compensation committee from 2009 to 2013.

As the Chief Executive Officer of the Company, Ms. Dillon is able to provide the Board with valuable insight regarding the Company’s operations, its management team and associates as a result of her day-to-day involvement in the operations of the business. Additionally, the Board benefits from Ms. Dillon’s demonstrated leadership skills and the extensive senior management and executive operational experience she has acquired in various businesses across the retail industry. With 30 years of experience with consumer-driven businesses, Ms. Dillon lends her extensive operational and marketing expertise to the Board, as well as her insights into the management of complex organizations, and she contributes an understanding of operational and marketing strategy in today’s challenging environment.

			2013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Class II Directors continuing in office until the 2015 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Robert F. DiRomualdo	69

Mr. DiRomualdo is Chairman and Chief Executive Officer of Naples Ventures, LLC, a private investment company that he formed in 2002. Prior to 2002, Mr. DiRomualdo served in various roles at Borders Group, Inc. and its predecessor companies, including as Chairman of the Board and Chief Executive Officer, and as President and Chief Executive Officer of Hickory Farms. Mr. DiRomualdo currently serves as a director of Gordon Brothers Group and Securus, Inc. and was previously a director of Bill Me Later, Inc., where he served as chairman of the compensation committee and as a member of the audit committee. Mr. DiRomualdo has lectured frequently at the Wharton School of the University of Pennsylvania and Harvard Business School, in addition to other educational institutions, on a pro bono basis. He holds a master’s degree in business administration from Harvard Business School.

Mr. DiRomualdo’s qualifications for the Board include his ability to provide the insight and perspectives of a successful and long-serving Chairman and Chief Executive Officer of a major retail company, during which time he was instrumental in the development and implementation of a growth strategy that led to the company’s expansion into major domestic and international markets. He also oversaw a public stock offering and listing on the New York Stock Exchange by Borders Group as well as its birth into the Fortune 500. Due to his experience supervising the principal financial officer of Borders Group as well as his previous committee experience, Mr. DiRomualdo provides valuable insight as a member of our audit committee.

			2004

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Catherine A. Halligan	51

Ms. Halligan has served as an Advisor/Consultant to Narvar Inc. since February 2013 and previously served as Senior Vice President, Sales & Marketing of PowerReviews Inc. from July 2010 to December 2011. Prior to joining PowerReviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, including Chief Marketing Officer of Walmart.com from 2007 to 2009 and Vice President Market Development, Global eCommerce of Walmart.com from 2009 to 2010. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning analyst for Lands’ End from 1987 to 1991. Ms. Halligan has served as a member of the board of directors of FLIR Systems, Inc. since March 2014.

With over 20 years of experience in marketing and e-commerce within the retail industry, Ms. Halligan provides valuable insight and expertise on strategic marketing issues, Internet technology and multichannel business capabilities. In addition, Ms. Halligan’s business experience with large retail companies makes her a valued member of our audit committee.

			2012

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Lorna E. Nagler	57

Ms. Nagler is President of Bealls Department Stores, Inc. and has served in this position since January 2011. She served as President and Chief Executive Officer of Christopher & Banks Corporation, a specialty retailer of women’s clothing, from August 2007 to October 2010. She also served as a director of Christopher & Banks. From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women’s apparel company. From 2002 to 2004, she was President of Catherines’ Stores, also a division of Charming Shoppes, Inc. From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, including Senior Vice President, General Merchandise Manager of Apparel and Jewelry from 2000 to 2002 and Divisional Vice President, General Merchandise Manager of Kids and Menswear from 1998 to 2000. From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids R Us. Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.

With years of experience as a senior-level executive in a wide variety of retail companies, including as the President and Chief Executive Officer of a public retail company, Ms. Nagler provides considerable expertise on strategic, management and operational issues facing a multi-state retailer. Running a public company gave Ms. Nagler front-line exposure to many of the issues facing public retail companies, particularly on the operational, financial and corporate governance fronts. The Board also benefits from Ms. Nagler’s extensive experience in the retail industry and the informed perspectives such experience facilitates. Additionally, her past role as President and Chief Executive Officer positions her well to serve as a member of our compensation committee and nominating and corporate governance committee.

			2009

Class III Directors continuing in office until the 2016 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Charles Heilbronn	59

Mr. Heilbronn has been Executive Vice President and Secretary of Chanel, Inc. since 1998. Since December 2004, he has served as Executive Vice President of Chanel Limited, a privately-held international luxury goods company selling fragrance and cosmetics, women’s clothing, shoes and accessories, leather goods, fine jewelry and watches. From 1987 to December 2004, Mr. Heilbronn was Vice President and General Counsel of Chanel Limited and Senior Vice President, General Counsel and Secretary of Chanel, Inc. Mr. Heilbronn is currently a director of Doublemousse B.V., Mousseless, Inc., Chanel, Inc. (U.S.) and various other Chanel companies and affiliates in the U.S. and worldwide. He is also a Membre du Conseil de Surveillance (a non-executive board of trustees) of Bourjois SAS.

Mr. Heilbronn has over 20 years of experience at one of the world’s leading luxury goods companies and brings a broad domestic and international perspective to issues considered by the Board. His business background and industry experience enable him to provide substantial expertise on relevant business matters and in the governance of publicly held corporations as a member of our compensation committee and nominating and corporate governance committee.

			1995
Michael R. MacDonald	62

Mr. MacDonald has been the President and Chief Executive Officer and member of the Board of Directors of DSW Inc. since April 2009. Prior to joining DSW Inc., Mr. MacDonald served as Chairman and Chief Executive Officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as Chairman and Chief Executive Officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of Chairman and Chief Executive Officer.

With over 30 years of business experience in all phases of retail, including managing merchandising, marketing, stores, operations and finance functions, Mr. MacDonald brings strong leadership abilities and in-depth retail knowledge to our Board. Additionally, his current role as President and Chief Executive Officer of another public company provides him with expertise in executive compensation programs which positions him well to serve as a member of our compensation committee.

			2012

Directors not standing for re-election at the 2014 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Kenneth T. Stevens	62

Mr. Stevens has been the Non-Executive Chairman of our Board since June 2013 and is currently an Operating Partner with Advent International, a global private equity investor. Mr. Stevens was the Chief Executive Officer and a director of philosophy, Inc., a skin care and beauty company, from 2009 to April 2011. From 2007 to 2008, he served as President and Chief Operating Officer of Tween Brands, Inc., a publicly traded retailer. From 2002 until 2006, Mr. Stevens held various executive positions at Limited Brands, Inc. and its subsidiaries, including Executive Vice President and Chief Financial Officer of Limited Brands, Inc., Chief Executive Officer of Express and President of Bath & Body Works. Prior to 2002, Mr. Stevens held senior leadership positions at several public and private companies, including in Chord Communications, Bank One Retail Group, Taco Bell Corporation and PepsiCo, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens currently serves as the non-executive chairman of the board of Charlotte Russe. He previously served as a director and audit committee member of Cost Plus, Inc., Spartan Stores, Inc. and La Quinta Inns, Inc. and as a director, audit committee member and chairman of the compensation committee of Virgin Mobile USA, Inc.

Mr. Stevens brought over twenty years of executive experience to the Board, including expertise in financial, management, strategic and operational matters. Additionally, as the Chief Executive Officer of a cosmetics company, Mr. Stevens had firsthand exposure to many of the issues facing retailers, including companies like Ulta. The insight Mr. Stevens gained through his service as a board and committee member of four public companies and from his knowledge of accounting principles and financial reporting rules and regulations, made him well-suited to serve as Chairman of our compensation committee.

The Board would like to express its gratitude to Mr. Stevens for his service to the Board and wish him well in his future endeavors.

			2011

NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2013

The following table provides information related to the compensation of our non-employee Directors earned for fiscal 2013:

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1)(2) ($)		Total ($)
Kenneth T. Stevens	113,871		134,377	(3)	248,248
Robert F. DiRomualdo	75,000		195,167	(3)	270,167
Catherine A. Halligan	177,500	(4)	85,065		262,565
Charles Heilbronn	79,690		85,065		164,755
Michael R. MacDonald	75,000		85,065		160,065
Lorna E. Nagler	75,000		85,065		160,065
Charles J. Philippin	95,000		85,065		180,065

(1)

Amounts shown represent the grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB Topic 718”). For a discussion of the assumptions made in the valuation reflected in this column, see Note 9 to the Financial Statements for fiscal 2013 contained in our Annual Report on Form 10-K filed on April 2, 2014.

(2)	The grant date fair value of the restricted stock grants awarded to each director in fiscal year 2013 was based on a fair value of $86.89 per share on June 6, 2013.

(3)

Includes restricted stock grants awarded to Mr. DiRomualdo and Mr. Stevens for work performed in connection with the Company’s permanent Chief Executive Officer search process. The grants vested immediately. The grant date fair value of the restricted stock grants awarded was based on a fair value of $117.13 per share on September 17, 2013.

(4)	Includes $102,500 cash compensation for work performed in connection with the Company’s Chief Executive Officer transition and search process.

The following table sets forth the outstanding options and restricted stock held by our non-employee Directors as of February 1, 2014:

Name	Options	Restricted Stock
Kenneth T. Stevens	—	979
Robert F. DiRomualdo	—	979
Catherine A. Halligan	—	979
Charles Heilbronn	—	979
Michael R. MacDonald	—	979
Lorna E. Nagler	50,000	979
Charles J. Philippin	50,000	979

We strive to promote an ownership mentality among our key leadership and Board of Directors. As such, the Company utilizes equity compensation to encourage our Directors to maintain a stock ownership investment in the Company under appropriate circumstances. As a result, an annual equity retainer totaling $85,000 is granted to each non-employee Director in the form of restricted stock valued based on the share price of our common stock on the date of grant. During fiscal year 2013, each non-employee Director received a grant of 979 shares of restricted stock that will vest on June 5, 2014. Upon joining our Board, Ms. Nagler was granted options to purchase 50,000 shares of our common stock, to be granted in three annual installments beginning in 2009, with each installment vesting equally over four years. During fiscal 2008, upon joining our Board, Mr. Philippin was granted an option to purchase 50,000 shares of our common stock which vested equally over four years.

In addition, (i) each non-employee Director is granted an annual cash retainer totaling $75,000, with quarterly payments made at the end of each fiscal quarter and (ii) an annual cash retainer of $45,000 is granted to the Non-Executive Chairman of the Board, $20,000 is granted to the audit committee chairman, $10,000 is granted to the compensation committee chairman, and $8,500 is granted to the nominating and corporate governance committee chairman. The foregoing cash retainers are pro-rated as applicable based on partial year service.

Mr. Eck served as our Interim Chief Executive Officer from February 21, 2013 through July 1, 2013. The compensation he received as both a director and in his position as Interim Chief Executive Officer is discussed in the Compensation Discussion and Analysis section of this Proxy Statement and is reported in total in the Summary Compensation Table and other executive compensation tables included in this Proxy Statement.

ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND AUDIT COMMITTEE

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2014, ending January 31, 2015. Services provided to Ulta by Ernst & Young LLP in fiscal year 2013 are described under “Fees to Independent Registered Public Accounting Firm” below. Additional information regarding the audit committee is provided on page 23.

Ernst & Young LLP has audited the financial statements of Ulta since 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ulta and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for fiscal years 2013 and 2012:

	2013	2012
Audit Fees (1)	$979,800	$822,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	1,995	1,995

Total	$981,795	$823,995

(1)

Represents fees billed for professional services rendered for audits of our annual financial statements, including reviews of the financial statements included in our quarterly reports on Form 10-Q and $58,000 related to the filing of a registration statement on Form S-3 in May 2012.

(2)	Represents fees relating to online research software.

The audit committee has approved all professional fees paid to Ernst & Young LLP.

The audit committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the audit committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (ii) the audit committee must pre-approve any permitted service not included in the annual service plan; (iii) the audit committee chairman has the ability to pre-approve any permitted service up to a pre-determined amount between regularly scheduled meetings, as applicable, and a report of such services and related fees are to be disclosed to the full audit committee at the next scheduled meeting; and (iv) the audit committee will review a summary of the services provided and the fees paid on an annual basis.

AUDIT COMMITTEE

The audit committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders, potential stockholders, the investment community and other stakeholders relating to corporate accounting, financial, management and reporting practices, the system of internal controls and the auditing process. Specifically, the audit committee assists the Board of Directors in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements and our policies with respect to risk assessment and risk management. The audit committee annually reviews its own performance and reports its findings and action plans to the Board. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee.

During fiscal year 2013, the audit committee was composed of the following independent Directors: Messrs. DiRomualdo, Philippin and Stevens (through August 23, 2013) and Ms. Halligan. Charles J. Philippin serves as the current Chairman of the audit committee. Each of Messrs. DiRomualdo and Philippin has been designated by the Board of Directors as an “audit committee financial expert” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including education and work, management and director experience. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under SEC rules and regulations, as well as the independence requirements of NASDAQ. All members of our audit committee are financially literate and are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards and Section 10A(m)(3) of Exchange Act. The audit committee met 9 times during fiscal year 2013, and its report is presented below. The audit committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ulta.

The audit committee oversees Ulta’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ulta has an Internal Audit Department that is actively involved in examining and evaluating Ulta’s financial, operational and information systems activities and reports functionally to the audit committee and administratively to management. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ulta’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Public Company Accounting Oversight Board Standard No. 16, Communications with Audit Committees (AS 16). In addition, the audit committee has discussed with the independent registered public accounting firm the firm’s independence from management and Ulta, including the matters in the written disclosures and the Letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence.

The audit committee discussed with Ulta’s independent registered public accounting firm the overall scope and plans for their audit and developed a pre-approval process for all independent registered public accounting firm services. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Ulta’s internal and disclosure controls and the overall quality of Ulta’s financial reporting. As noted, the audit committee held 9 meetings during fiscal year 2013.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Ulta’s Annual Report on Form 10-K for the fiscal year 2013, ended February 1, 2014, for filing with the SEC. The audit committee has appointed Ernst & Young LLP to be Ulta’s independent registered public accounting firm for the fiscal year 2014, ending January 31, 2015.

Audit Committee of the Board of Directors

Charles J. Philippin (Chairman)

Robert F. DiRomualdo

Catherine A. Halligan

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE IV. COMPENSATION COMMITTEE REPORT AND

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee met 10 times during fiscal year 2013, and its report is presented below. During fiscal year 2013, the compensation committee was composed of the following Directors, all of whom satisfy the independence requirements of NASDAQ: Messrs. Eck (effective August 23, 2013), Heilbronn, MacDonald and Stevens (effective August 23, 2013) and Ms. Nagler. Mr. Stevens currently serves as the Chairman of the compensation committee. The Board of Directors has determined that each current committee member, other than Mr. Eck, qualifies as a “nonemployee director” under the rules and regulations of the SEC. Due to Mr. Eck’s service as Interim Chief Executive Officer during a portion of fiscal year 2013, he is not allowed to approve any compensation that is intended to be “qualified performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or from the short-swing rules of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com. Under this charter, the compensation committee is responsible for:

•	setting our compensation philosophy;

•	reviewing and approving the compensation for all officers;

•	reviewing and recommending compensation for non-employee directors;

•	supervising compensation policies for all employees including reviewing the compensation structure and procedures;

•	recommending to the Board the employment, appointment and removal of officers in accordance with the bylaws;

•	establishing, amending and terminating compensation and benefits plans and administering such plans; and

•	annually reviewing its own performance and reporting findings and action plans to the Board.

The compensation committee may under its charter delegate any of its responsibilities to a subcommittee, but only to the extent consistent with our Bylaws, Articles of Incorporation, Section 162(m) of the Internal Revenue Code and NASDAQ rules.

Compensation Consultant

During fiscal 2013 the compensation committee engaged Pay Governance, as its outside consultant, to assist the compensation committee with executive compensation program design, advise and consult with the committee on general compensation issues, and keep the committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive compensation. In those capacities, Pay Governance was engaged directly by the compensation committee. Pay Governance is an independent executive compensation consulting firm and does not determine or recommend the exact amount or form of executive compensation for any executive officers. Pay Governance reports directly to the compensation committee, and a representative of Pay Governance, when requested, attends meetings of the committee, is available to participate in executive sessions and communicates directly with the Chairman of the compensation committee or its members outside of meetings. Pay Governance does no other work for the Company. The compensation committee has reviewed the nature of and extent of the relationship between the compensation committee, the Company and Pay Governance with respect to any potential conflicts of interest or similar concerns. Based on that review, the compensation committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s provision of advice that is independent of management to the compensation committee. Management engaged the Hay Group for advice on compensation matters relating to marketplace trends in annual and long-term incentive practices and for salary survey compensation data for executive and non-executive positions. Management engaged Towers Watson and Piper Jordan as benefit consultants for advice on the management of benefit programs and to assist in preparing recommendations to the compensation committee.

Compensation Risk

The Company reviewed its compensation plans, practices and policies and determined that it does not have any such plans, practices and policies that create risks that are reasonably likely to have a material adverse effect on the Company based on the following:

•

The Company’s variable compensation programs are linked to specific performance goals set by the compensation committee for executive officers and for other employees by supervisors consistent with the Company’s compensation philosophy and business goals;

•

The performance periods for the pay programs are designed to match the period for which the employee has influence on the results and incorporate incentives of a longer term nature to tie the employee to the actual results;

•	Payments under the incentives are capped;

•	Payments are reviewed by the compensation committee, management, payroll, human resources and subject to spot audits;

•	The mix between fixed and variable pay is balanced as to neither discourage proper risk taking, nor encourage excessive risk taking; and

•	No participant is allowed to approve their own performance goals, nor their own payout.

Compensation Committee Interlocks and Insider Participation

During the 2013 fiscal year, with the exception of Mr. Eck who served as our Interim Chief Executive Officer for a portion of fiscal 2013, none of the members of our compensation committee had at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors, and the Board of Directors approved, that the CD&A be included in Ulta’s fiscal 2013 Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee of the Board of Directors

Kenneth T. Stevens (Chairman)

Dennis K. Eck

Charles Heilbronn

Michael R. MacDonald

Lorna Nagler

[2]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Ulta’s executive compensation programs are designed to be aligned with stockholder interests and are heavily weighted toward long-term incentive awards and annual performance awards. The compensation program design provides for compensation, other than base salary, to be variable and based on actual performance.

Fiscal year 2013 was an exceptional year for us. We opened 127 new stores (representing a 22% increase in square footage growth), increased net sales by 20.3% over fiscal 2012, increased net income by 17.6% over fiscal 2012, added 25 significant brands to our product offering, continued to invest in our supply chain and omni-channel capabilities, and accomplished all of this while successfully transitioning our senior leadership.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed on April 2, 2014 for a more detailed description of our fiscal year 2013 financial results.

The alignment of performance and pay in fiscal 2013 reflects our compensation philosophy, delivered through a performance-based compensation program that provides the opportunity to earn meaningful compensation upon achievement of superior performance. Annual incentive opportunity is directly tied to one quantifiable objective performance target: earnings before income taxes, adjusted for certain accounting charges and credits (“EBT”). No awards are paid under this formula if a threshold level of earnings are not achieved. Despite our significant growth and financial successes, we did not fully achieve the aggressive targeted goals we set for fiscal 2013. As such, annual incentive awards were paid at 72% of the target. Our long-term incentive award opportunity is delivered primarily (85%) in the form of stock options, such that our share price must increase for executives to be able to realize any value. The balance of our long-term incentive awards is delivered in restricted stock units (“RSUs”), which cliff vest after three years, in order to encourage retention of our team. We employ policies prohibiting hedging and pledging of our shares by executives and directors.

At our 2013 Annual Meeting of Stockholders, 87.2% of stockholders indicated their approval of the compensation paid to our NEOs through the advisory vote to approve executive compensation (“say-on-pay”). The compensation committee believes that this vote thereby affirms stockholder support of the Company’s approach to executive compensation, and did not change the design of our executive compensation programs in 2013. The compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs.

Named Executive Officers and 2013 Transitions

In February 2013, Chuck Rubin, our former President and Chief Executive Officer, resigned to take a position elsewhere. The Board appointed Dennis K. Eck to serve as Interim Chief Executive Officer while it searched for new leadership. Effective July 1, 2013, Mary N. Dillon was appointed Chief Executive Officer and Mr. Eck returned to his role as a Board member. In addition, effective October 1, 2013, we hired our new Chief Human Resources Officer, Jeffrey J. Childs. Accordingly, our NEOs for fiscal 2013 include: Mary N. Dillon, Chief Executive Officer (effective July 1, 2013); Dennis K. Eck, Interim Chief Executive Officer (effective February 21, 2013 through July 1, 2013); Chuck Rubin, President and Chief Executive Officer (through February 21, 2013); Scott M. Settersten, Chief Financial Officer and Assistant Secretary; Jeffrey J. Childs, Chief Human Resources Officer (effective October 1, 2013); Jeffrey T. Severts, Senior Vice President, Marketing; and Janet Taake, Chief Merchandising Officer.

Philosophy

Our executive compensation philosophy is to provide compensation opportunities that attract, retain and motivate talented key executives. We accomplish this by:

•	evaluating the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size and other relevant business factors;

•	linking annual incentive compensation to our performance on key measurable financial, operational and strategic goals that support stockholder value;

•	focusing a significant portion of the executive’s compensation on equity-based incentives to align interests closely with stockholders; and

•	managing pay for performance such that pay is tied to business and individual performance.

Our 2013 fiscal year compensation program generally consisted of a fixed base salary, variable cash incentive, stock option awards, and RSUs, with a significant portion weighted towards the variable components. This mix of compensation is intended to ensure that total compensation reflects our overall intent to motivate executive officers to meet appropriate performance measures and to align management with shareholders’ long-term interests.

Overview of 2013 Compensation

As part of our continued emphasis on creating shareholder value, we utilize a single goal of performance against budget for earnings before taxes as reported to shareholders for the corporate annual incentive for all officers. This focus on a single performance objective reflects the Company’s strong linkage between shareholder value creation and management incentives. For the 2013 fiscal year, we did not fully achieve our aggressive targeted performance resulting in bonuses for the officers, with the exception of Ms. Dillon, payable at 72% of their target annual incentives. Pursuant to the terms of Ms. Dillon’s written offer of employment, her annual bonus for fiscal 2013 was guaranteed at 100% of her salary, pro-rated for the actual number of days worked during the Company’s fiscal year.

We continued to use stock options as our primary means of providing long-term incentives for our NEOs and made grants in accordance with our normal 2013 fiscal year annual program.

As described above, fiscal 2013 was a year of transition with the following management changes:

•	Mr. Rubin, our former President and Chief Executive Officer, resigned in February 2013;

•	At the time of Mr. Rubin’s resignation, Mr. Eck was appointed by the Board to serve as Interim Chief Executive Officer;

•	Effective July 1, 2013, Ms. Dillon was appointed Chief Executive Officer and Mr. Eck returned to his role as a Board member; and

•	Effective October 1, 2013, Mr. Childs was appointed Chief Human Resources Officer.

As a result of the foregoing transitions, Mr. Rubin, Mr. Eck, Ms. Dillon and Mr. Childs were not subject to our normal compensation programs and therefore, their compensation arrangements are discussed separately in this section and are not covered by the general discussion regarding compensation decisions for fiscal 2013 in the remainder of this Compensation Discussion & Analysis.

As Mr. Rubin resigned early in 2013, he was not eligible for any salary increase, annual incentive or equity grants for fiscal 2013.

For his service as Interim Chief Executive Officer, Mr. Eck received a stock option grant with a grant date fair value of $2,000,000, or 54,946 shares, which was intended to be reflective of annualized compensation for his services. This option vested in twelve equal monthly installments as long as Mr. Eck continued to perform services as our Interim Chief Executive Officer, plus one month. Mr. Eck vested in 22,895 shares, or approximately 42%, of this stock option grant, with the remainder being forfeited in 2013. Mr. Eck received no salary or annual incentive for his services as Interim Chief Executive Officer. For his services as a non-employee Director, Mr. Eck received the full amount of his $75,000 director cash retainer and pro-rated portions of his Non-Executive Chairman and compensation committee Chairman cash retainers.

In connection with her hiring, we entered into a written offer of employment with Ms. Dillon. Such offer was negotiated with the assistance of input from Pay Governance as to market reasonableness and provided for the following compensation:

•	Annual base salary of $925,000, pro-rated for any partial year based on actual days of employment and subject to future adjustments.

•

Target annual incentive at 100% of base salary, with a maximum annual incentive at 200%. The actual earned incentive for 2013 was guaranteed at 100% of base salary but pro-rated based on the number of days worked during Ulta’s fiscal year.

•

A grant of RSUs equal to $1,600,000 divided by the average of the closing prices of Ulta’s common stock over the fourteen (14) days preceding her start date. $600,000 of such RSUs (“Initial RSUs”) vest 20% on July 1, 2014, 20% on July 1, 2016 and 60% on July 1, 2018, and $1,000,000 of such RSUs (“Replacement Grant”) will vest on April 1, 2014, provided in each case that Ms. Dillon remains employed with Ulta on each vesting date.

•	A grant of 25,000 stock options (“Initial Options”) with the same vesting schedule as the Initial RSUs.

•

Participation in Ulta’s long-term incentive program (“LTIP”), beginning in 2013. Pursuant to the LTIP, on her start date Ms. Dillon received a grant of RSUs equal to 39% of her pro-rated base salary and a grant of options to purchase Ulta common stock with a grant date value equal to 221% of her pro-rated base salary, reflecting a percentage value delivered in options and RSUs that is consistent with the Company’s other NEOs. Ms. Dillon is also eligible for additional equity grants pursuant to the LTIP, with an annual grant value equal to 260% of her base salary.

•	A cash signing bonus of $320,000.

•

An RSU grant with a value equal to $300,000 (“Inducement Award”), which vests 20% on July 1, 2014, 20% on July 1, 2015 and 60% on July 1, 2016, provided that Ms. Dillon remains employed with Ulta on each vesting date.

•	A grant of RSUs on July 1, 2014 with a value equal to $1,000,000 (“Inducement Grant”), which will vest in full on July 1, 2017, provided that Ms. Dillon remains employed with Ulta through such date.

The Initial RSUs, Initial Options, Inducement Award and the Inducement Grant were all designed to be retentive by back loading the vesting. The Replacement Grant was designed to replace certain equity compensation that Ms. Dillon was forfeiting upon leaving her prior employment.

We also entered into a written offer of employment with Mr. Childs in connection with his hiring. Such offer was negotiated with the assistance of input from Pay Governance as to market reasonableness and provided for the following compensation:

•	Annual base salary of $457,000, pro-rated for any partial year based on actual days of employment and subject to future adjustments.

•	Target annual incentive at 66% of base salary, with a maximum annual incentive at 250%, pro-rated for any partial year based on actual days of employment.

•

A grant of RSUs equal to $651,348 divided by the closing share price on the date of the grant. $44,558 of such RSUs will vest on March 19, 2016, and $606,790 of such RSUs will vest 55% on April 1, 2014 and 45% on April 1, 2015, provided in each case that Mr. Childs remains employed with Ulta on each vesting date. These awards were to “make whole” the equity value that Mr. Childs was leaving with his former employer that would have vested on April 1, 2014 and April 1, 2015 and the vesting dates of the awards correspond to the award vesting schedule with his former employer.

•	A grant of stock options valued at $252,492, vesting ratably over 4 years beginning on March 19, 2014.

•	Mr. Childs is also eligible for additional equity grants pursuant to the LTIP, with an annual grant value equal to 65% of his base salary.

•

A cash signing bonus of $202,833 plus a new hire cash bonus of $250,000 payable on May 1, 2014, provided that Mr. Childs remains employed with Ulta on such date. The signing bonus and new hire bonus were in lieu of bonus amounts surrendered with his former employer.

Competitive Market Data

In considering NEO pay levels for fiscal year 2013, the compensation committee reviewed competitive market data from two survey sources: (i) the Hay Group’s Retail Survey for companies with less than $4B in revenues and (ii) the Towers Watson General Industry Executive Compensation Database for companies with revenues from $1B to $4.9B. We rely on these survey data to provide context regarding executive pay levels and practices. We do not use a defined peer group of companies for compensation benchmarking because we do not believe a sufficient number of relevant peers nor comparable companies in terms of business orientation and dynamic exist.

The compensation committee does not rely solely on market data in making its individual compensation determinations, but rather the compensation committee considers our Chief Executive Officer’s input as to an executive’s performance and internal pay equity among current executives and newly hired executives. The compensation committee also considers the accounting and tax impact of each element of compensation.

For fiscal year 2013, changes were made to NEO compensation levels in the form of base salary and annual incentive and long term incentive target award increases. These were made based on the recommendation of our Chief Executive Officer due to individual performance to align target annual and target long term incentive awards closer to market place median compensation levels. General industry surveys were used as reference for setting the overall salary increase pool. Changes in compensation levels were supported by aggregated data the compensation committee reviewed from the following surveys in order to determine the market level of compensation increases: (i) the Towers Watson Data Services Total Rewards 2013/2014 (General Industry) and (ii) the Hay Group 2013/2014 Retail Compensation Survey.

Base Salary

Base salaries are reviewed annually and are set based on individual arrangements and hiring negotiation, competitiveness versus the external market and internal merit increase budgets. Based on a review of marketplace salary increases contained in the surveys described above, as well as the compensation committee’s assessment of current economic and other market conditions, each year management proposes a merit baseline percentage increase in salaries. Our Chief Executive Officer then recommends to the compensation committee individual adjustments based on an assessment of an individual’s performance, with input from the human resources department. Individual merit increases for the NEOs were based on the merit budget guidance, individual performance assessment and competitive position to the market. The NEO increases made effective for fiscal year 2013 were: $142,772 for Mr. Settersten, reflecting his promotions to Acting Chief Financial Officer in October 2012 and to permanent Chief Financial Officer in March 2013, and $17,551 for Ms. Taake. Mr. Severts was not eligible for an increase in fiscal 2013.

Annual Incentives

The target annual incentive for Messrs. Settersten, Childs, Severts and Ms. Taake was 50%, 66%, 50%, and 50% of their respective base salary.

In fiscal year 2013, the annual incentives for our NEOs were based on achievement of EBT performance weighted at 100% of the target annual incentive opportunity. Negative discretion is available to reduce calculated awards based on below target individual performance. The performance target for fiscal 2013 was EBT of $360.8 million.

For fiscal year 2013, no annual incentive was payable unless performance under the EBT goal exceeded 85% of the target. A maximum annual incentive opportunity of 250% of their respective individual targets could be earned by Messrs. Settersten, Childs, Severts and Ms. Taake. Actual EBT for fiscal 2013 was $327.7 million resulting in a payout 72% of the NEO’s target annual incentive. No adjustments were made to the NEO’s calculated annual incentive awards for 2013.

In recognition of their leadership and contributions during a year of transition, the compensation committee and the Board awarded a discretionary cash bonus of $60,000 to Mr. Settersten and $65,000 to Ms. Taake for fiscal 2013. This discretionary award was outside of the Company’s annual incentive plan.

LTIP

We provide long-term incentives through annual grants of options and RSUs to our executives and certain other employees, which we refer to as our “LTIP”. Under the LTIP, each eligible employee may receive an LTIP award with a value that is targeted to a percentage of base salary. This targeted percentage was determined by the compensation committee, in consideration of market median practices for long-term incentives, as provided by Pay Governance. The compensation committee approved awards in 2013 at the targeted percentage of base salary for LTIP of 65% for Messrs. Settersten, and Severts and for Ms. Taake. Consistent with our pay for performance orientation, the compensation committee provided the annual LTIP award with 85% of the value delivered in options and 15% in RSUs.

In addition, a separate RSU award pool may be funded each year if EBT performance for the year is deemed superior. Once an RSU pool is funded, based on actual EBT performance for the year and approval by the compensation committee, the Chief Executive Officer may recommend RSU awards to specific individuals based on her assessment of their individual performance and contribution to the success of the Company. The Chief Executive Officer recommends these individual awards to the compensation committee for approval. For fiscal year 2013, no RSUs were awarded to our executive officers or NEOs as part of the separate RSU award pool.

Option grants under the LTIP generally have the following characteristics:

•	all options have an exercise price equal to the fair market value of our common stock on the date of grant;

•	options vest ratably, on an annual basis over a four-year period; and

•	options expire within ten years of the date of grant.

RSU grants under the LTIP generally have the following characteristics:

•	each RSU entitles the holder to receive an equal number of shares of common stock, par value $0.01 per share at settlement; and

•	RSUs cliff vest 100% at the end of three years from grant date.

Policy on Ulta Stock Investments

We have adopted an investment policy for all employees to guide appropriate employee activity with respect to Company stock. This policy expressly prohibits activity that could be deemed hedging of Company stock by employees. In addition, our insider trading policy prohibits activity that could be deemed hedging of

Company stock by officers, directors and employees and our 2011 Incentive Award Plan prohibits activity that could be deemed pledging of Company stock by all plan participants, which include all officers, directors and employees.

Long-term Incentive Granting Policy

We have adopted a general policy of making LTIP grants (options and RSUs) for new executive officers and NEOs once our trading window opens on the third business day following the date our earnings announcement is made for each fiscal quarter. The window generally remains open until two weeks before the next quarter close. The annual LTIP grant is generally made in the open window following our fourth quarter earnings announcement. This timing of option and RSU grants is, thus, generally consistent with when our executives and directors would be allowed to trade in our common stock under our insider trading policy. The compensation committee determined that setting the exercise price for stock options at this time was prudent in that it allowed for the market to process all reported public information prior to doing so. Such a practice thereby eliminates any potential manipulation regarding the timing of stock option grants. All stock option and RSU grants for executives and NEOs are approved in advance by the compensation committee.

Benefits, Perquisites and Tax Gross-ups

Executives are allowed to defer compensation under our non-qualified deferred compensation plan, which is more fully described in the narrative to the 2013 Non-Qualified Deferred Compensation Table below. For all eligible employees, we offer a 401(k) plan with matching contributions equal to 100% of contributions made up to 3.0% of eligible compensation. We also offer to eligible employees group health, life, accident and disability insurance. In addition, all employees are entitled to a discount on purchases at our stores.

Accounting and Tax Considerations

The compensation committee also considers the accounting and tax impact of each element of compensation.

A goal of the compensation committee is to comply with the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deductibility for public companies of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” During the 2013 fiscal year, at least two members of the compensation committee were outside directors.

The compensation committee considers the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the compensation committee’s overall compensation philosophy and objectives. The compensation committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the compensation committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Our 2011 Incentive Award Plan has been designed and implemented with the intent to allow us to pay performance-based annual and long-term incentive compensation under Section 162(m) of the Internal Revenue Code. Accordingly, our annual incentive and stock option grants under the 2011 Incentive Award Plan should be performance based and deductible under Section 162(m).

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our NEOs for the fiscal year ending February 1, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Mary N. Dillon (4)	2013	548,901	320,000	2,179,408	2,400,027	548,901	43,577	6,040,814
Chief Executive Officer and Director (Principal Executive Officer)

Dennis K. Eck (5)(6)	2013	94,939	—	85,065	2,000,034	—	—	2,180,038
Interim Chief Executive Officer and Director (Principal Executive Officer)

Chuck Rubin (7)	2013	50,796	—	—	—	—	—	50,796
President, Chief Executive Officer	2012	878,096	—	255,082	1,445,034	867,013	—	3,445,225
and Director (Principal Executive Officer)	2011	795,430	—	—	1,819,500	1,108,071	41,740	3,764,741

Scott M. Settersten (8)	2013	392,216	60,000	439,048	146,847	144,002	—	1,182,113
Chief Financial Officer (Principal Financial Officer)	2012	249,444	150,000	108,780	59,137	132,600	—	699,961

Jeffrey J. Childs (9)	2013	156,434	202,833	651,552	252,500	73,980	—	1,337,299
Chief Human Resources Officer

Jeffrey T. Severts (10)	2013	425,006	—	466,539	156,036	153,002	132,008	1,332,591
Senior Vice President, Marketing

Janet Taake	2013	452,851	65,000	501,672	167,799	164,564	—	1,351,886
Chief Merchandising Officer

(1)	The grant date fair value of the restricted stock grants awarded to each NEO in fiscal year 2013 was based on the closing sales price of our common stock on the date granted.

(2)

Amounts shown represent the grant date fair value of options granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to the Financial Statements for fiscal 2013 contained in the Form 10-K filed on April 2, 2014.

(3)

All other compensation includes, for Ms. Dillon: car service provided in the amount of $14,816, legal fees provided in the amount of $27,293, club memberships in the amount of $880 and life insurance premiums in the amount of $588; and for Mr. Severts: relocation expense in the amount of $79,140, tax gross-up in the amount of $44,667, 401(k) matching in the amount of $7,650, and life insurance premiums in the amount $551.

(4)	Ms. Dillon was named Chief Executive Officer and Director effective July 1, 2013

(5)

Mr. Eck served as Interim Chief Executive Officer from February 21, 2013 to July 1, 2013. However, the amounts in the salary column reflect the compensation he earned as a non-employee director of $94,939 in fees paid in cash. Amounts in the stock awards column represent the annual equity retainer he received for his service as a non-employee director, the grant date fair value of which was based on a fair value of $86.89 per share on June 6, 2013, and the amounts in the option award column represents the grant date fair value of the option he received for his service as Interim Chief Executive Officer.

(6)	Based on his term as Interim Chief Executive Officer, Mr. Eck vested in 22,895 shares, or approximately 42%, of his option award, with the remainder being forfeited in 2013.

(7)	Mr. Rubin resigned as President, Chief Executive Officer and Director effective February 21, 2013.

(8)	Mr. Settersten was appointed Chief Financial Officer and Assistant Secretary effective March 12, 2013.

(9)	Mr. Childs was appointed Chief Human Resources Officer effective October 1, 2013.

(10)	Pursuant to the terms of the transition and separation agreement described below, Mr. Severts’ last day of employment with Ulta will be June 3, 2014.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2013 to the NEOs.

		Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Shares of Stock	Number of Securities Underlying Options	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Option Award $ (2)
Name	Grant Date		Threshold $ (1)	Target $	Maximum $
Mary N. Dillon	7/1/2013	6/20/2013	—	—	—	—	49,690	99.01	2,400,027
	7/1/2013	6/20/2013				22,012	—	—	—

Dennis K. Eck (3)	3/19/2013	3/12/2013	—	—	—		54,946	74.91	2,000,034
	6/6/2013	6/6/2013				979	—	—
Chuck Rubin	—	—	—	—	—	—	—	—	—

Scott M. Settersten			74,201	200,002	500,006
	3/19/2013	3/7/2013				—	5,705	74.91	146,847
	3/19/2013	3/7/2013				5,861	—	—	—
Jeffrey J. Childs			38,120	102,749	256,873
	10/1/2013	9/11/2013				—	6,657	121.74	252,500
	10/1/2013	9/11/2013				5,352	—	—	—
Jeffrey T. Severts			78,839	212,503	531,258
	3/19/2013	3/7/2013				—	6,062	74.91	156,036
	3/19/2013	3/7/2013				6,228	—	—	—
Janet Taake			84,796	228,561	571,402
	3/19/2013	3/7/2013				—	6,519	74.91	167,799
	3/19/2013	3/7/2013				6,697	—	—	—

(1)

Threshold assumes performance exceeds 85.0% of each performance target, resulting in a payout of 37.1% of the EBT target bonus. For fiscal 2013, Ms. Dillon’s annual bonus was guaranteed at 100% of her base salary, but pro-rated based on the number of days worked during the fiscal year.

(2)

Represents the grant date fair value of stock options granted as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to the Financial Statements for fiscal 2013 contained in the Form 10-K filed on April 2, 2014.

(3)	Based on his term as Interim Chief Executive Officer, Mr. Eck (i) was not eligible for a bonus and (ii) vested in 22,895 shares of his option award, with the remainder being forfeited in 2013.

OUTSTANDING EQUITY AWARDS AS OF FEBRUARY 1, 2014

The following table presents information concerning restricted stock and options to purchase shares of our common stock held by the NEOs as of February 1, 2014.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares of Stock that have not Vested	Market Value of Shares that have not Vested ($)
Mary N. Dillon (1)	—	49,690	99.01	7/1/2023	22,012	1,886,649
Dennis K. Eck (2)	—	—	—	—	979	83,910
Chuck Rubin	—	—	—	—	—	—
Scott M. Settersten (3)	750	—	14.41	9/9/2019
	6,250	6,250	24.53	6/14/2020
	2,500	2,500	69.96	9/13/2021
	337	1,011	86.06	5/10/2022	1,005	86,139
	—	5,705	74.91	3/19/2023	5,861	502,346
Jeffrey J. Childs (4)	—	6,657	121.74	10/1/2023	5,352	458,720
Jeffrey T. Severts (5)	3,805	11,415	95.09	1/8/2023	5,259	450,749
	—	6,062	74.91	3/19/2023	6,228	533,802
Janet Taake (6)	10,000	—	14.41	9/9/2019
	—	10,000	26.71	9/8/2020
	2,500	5,000	69.96	9/13/2021
	1,159	3,477	86.06	5/10/2022	1,194	102,338
	—	6,519	74.91	3/19/2023	6,697	574,000

(1)

With respect to Ms. Dillon’s option grant: 25,000 shares vest 20% on July 1, 2014, 20% vest on July 1, 2016 and 60% vest on July 1, 2018 and 24,690 shares vest 25% on July 1, 2014 and each anniversary of that date until they are fully vested and exercisable on July 1, 2017. With respect to Ms. Dillon’s stock awards: (i) 10,430 shares vest 100% on April 1, 2014, (ii) 9,387 shares vest 20% on July 1, 2014, 20% vest on the July 1, 2016 and 60% vest July 2018 and (iii) 2,195 shares vest 100% on July 1, 2016.

(2)	Mr. Eck’s stock award reflects services as a non-employee Director and vests 100% on June 5, 2014.

(3)

Mr. Settersten’s options with an Option Expiration Date of May 10, 2022 vest 25% on March 23, 2013 and each anniversary of that date until they are fully vested and exercisable on March 23, 2016. All other options vest 25% on each anniversary of the grant date, with the grant date being 10 years prior to the Option Expiration Date listed above. With respect to Mr. Settersten’s 1,005 stock awards: (i) 229 vest 50% on March 23, 2014 and 50% vest on March 23, 2015, and (ii) 776 vest in increments of 259 shares on March 23, 2014 and each anniversary of that date until they are fully vested and exercisable on March 23, 2016. With respect to Mr. Settersten’s 5,861 stock awards: 5,340 vest 100% on March 12, 2016 and 521 vest 100% on March 19, 2016.

(4)

Mr. Childs’ options with an Option Expiration Date of October 1, 2023 vest 25% on March 19, 2014 and each anniversary of that date such that they are fully vested and exercisable on March 19, 2017. With respect to Mr. Childs’ stock awards: 4,985 vest 55% on April 1, 2014 and 45% vest on April 1, 2015 and 367 vest 100% on March 19, 2016.

(5)

Mr. Severts’ options all vest 25% on each anniversary of their grant date. Mr. Severts’ stock awards all vest 100% on the third anniversary of their grant date. The grant date of each option and stock award is 10 years prior to the Option Expiration Date listed above.

(6)

Ms. Taake’s options with an Option Expiration Date of May 10, 2022 vest 25% on March 23, 2013 and each anniversary of that date until they are fully vested and exercisable on March 23, 2016. All other options vest 25% on each anniversary of the grant date, with the grant date being 10 years prior to the Option Expiration Date listed above. With respect to Ms. Taake’s 1,194 stock awards: (i) 418 vest 50% on March 23, 2014 and 50% vest on March 23, 2015, and (ii) 776 vest in increments of 259 shares on March 23, 2014 and each anniversary of that date until they are fully vested and exercisable on March 23, 2016. With respect to Ms. Taake’s 6,697 stock awards: 6,102 vest 100% on March 12, 2016 and 595 vest 100% on March 19, 2016.

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning exercises of stock options and vesting of restricted stock held by the NEOs as of February 1, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
Mary N. Dillon	—	—	—	—
Dennis K. Eck	22,895	1,032,107	952	86,404
Chuck Rubin	142,779	7,350,522	—	—
Scott M. Settersten	—	—	259	20,078
Jeffrey J. Childs	—	—	—	—
Jeffrey T. Severts	—	—	—	—
Janet Taake	30,000	2,933,656	259	20,078

(1)

The value realized on exercise of options is based on the closing sales price of our common stock on the date of exercise as reported on the NASDAQ Global Select Market less the aggregate exercise price. The value realized was determined without considering any taxes that may have been owed.

(2)

The value realized on vesting of stock awards is based on the closing sales price of our common stock on the vesting date as reported on the NASDAQ Global Select Market. The value realized was determined without considering any taxes that may have been owed or withheld.

2013 NON-QUALIFIED DEFERRED COMPENSATION

The Ulta Nonqualified Deferred Compensation Plan allows participants to defer up to 75% of their base salary and 100% of their annual cash bonus. We do not match or make any other contributions to the plan. Participants may direct the investment of their contributions to the plan among several mutual funds, similar to those available under our 401(k) plan. Due to his limited tenure as Interim Chief Executive Officer, Mr. Eck was not eligible to participate in the Nonqualified Deferred Compensation Plan for 2013. Mr. Rubin did not participate in the Nonqualified Deferred Compensation Plan for 2013.

The table below sets forth certain information as of February 1, 2014 with respect to the non-qualified deferred compensation plans in which our NEOs may participate.

Name	Executive Contributions in Last Fiscal Year ($) (1)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Mary N. Dillon	3,558	(90)	—	3,468
Dennis K. Eck	—	—	—	—
Chuck Rubin	—	—	—	—
Scott M. Settersten (3)	40,718	4,197	—	94,162
Jeffrey J. Childs	1,055	(37)	—	1,018
Jeffrey T. Severts	981	(22)	—	959

(1)	Included in the amount listed under the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table above.

(2)	Contributions include salary and bonus deferrals, including bonuses earned in fiscal 2012 but paid in fiscal 2013.

(3)	$49,247 was previously reported as compensation to Mr. Settersten in the Summary Compensation Table for prior years.

Severance and Change in Control Benefits

Pursuant to the terms of Ms. Dillon’s written offer of employment, in the event that her employment is terminated without Cause (as defined below), she will be entitled to the following as severance subject to her providing a general release of claims:

•	Severance equal to 18 months of her base salary, payable in installments over a period of 18 months; and

•	Any bonus actually earned, prorated based on the percentage of the fiscal year Ms. Dillon is employed by the Company.

For this purpose “Cause” shall mean Ms. Dillon’s:

•	Commission of an act of fraud or embezzlement;

•	The unauthorized, intentional or grossly negligent disclosure of confidential information which is injurious to the Company;

•	Willful breach of any fiduciary duty owed to the Company;

•	Indictment for a felony or any crime involving fraud, dishonesty or moral turpitude;

•	Intentional misconduct as an employee, including knowing and intentional violation of the Company’s written policies, or specific directions of the Board;

•	Failure substantially to perform her duties, following written notice (other than by reason of disability); and

•	Willful engagement in misconduct that may reasonably result in injury to the reputation or business prospects of the Company.

Any act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith, reasonable belief that such act or failure to act was in our best interests. Ms. Dillon will have ten business days to cure any curable act after written notice from the Company of cause. Ms. Dillon’s employment may be terminated for cause retroactively, if such reasons are later discovered after her termination.

In connection with her written offer of employment, Ms. Dillon entered into an agreement not to disclose or use our confidential information at any time. She also agreed not to work for, or otherwise be involved with, any competitor for a period of 18 months following her termination for any reason.

In March 2013, Messrs. Settersten and Severts and Ms. Taake each entered into a retention and severance agreement which provides for a grant of restricted stock units with a value equal to his or her base salary, which cliff vest on March 12, 2016, provided that he or she remains employed with the Company on such date (the “Retention Grant”); and if his or her employment is terminated without cause or he or she terminates for good reason prior to the earlier of March 12, 2015 or the 18 month anniversary of July 1, 2013 (the start date of the Company’s Chief Executive Officer), he or she is entitled to severance equal to 18 months base salary, full vesting of his or her Retention Grant, and 18 months of continued health benefits. These retention and severance agreements replaced all other severance arrangements.

On February 18, 2014, Mr. Severts entered into a separate transition and separation agreement pursuant to which Mr. Severts will continue to provide services to the Company through June 3, 2014 in consideration for the following severance benefits (subject to him providing a general release of claims): (i) a retention payment equal to $745,000 for transition services and continued health benefits, (ii) continued vesting through his last day of employment in all restricted stock units and stock options held as of the date of the agreement and (iii) eligibility for a 2013 bonus at the payout level approved by the compensation committee for corporate level officers. The terms of the transition and separation agreement supersede Mr. Severts’ prior severance arrangement.

Although Mr. Childs does not have a contractual right to severance, we would likely pay him at least six months’ severance and continued health benefits in connection with a termination without cause in exchange for a general release of claims. In addition, if his employment is terminated without cause within 12 months following a change in control, all of his outstanding options will vest and become exercisable regardless of when granted.

The following chart sets forth the amounts that Ms. Dillon, Messrs. Settersten, Childs and Severts and Ms. Taake would receive in the event that their employment were terminated without cause, for good reason, or due to death or disability, or in connection with a change in control, on the last day of the 2013 fiscal year, February 1, 2014, and assuming the exercise of all options and RSUs, the vesting of which is accelerated upon such event. These amounts do not include any value for amounts payable under retirement plans or insurance policies applicable to employees in general.

Name	Involuntary Not for Cause Termination / Good Reason ($) (1)	Death / Disability ($) (2)	Involuntary Termination in Connection with Change in Control ($) (3)
Mary N. Dillon	1,960,857	1,886,649	3,847,505
Scott M. Settersten	1,082,154	1,547,074	2,171,537
Jeffrey J. Childs	234,106	458,720	692,826
Jeffrey T. Severts	1,145,511	1,050,020	1,709,213
Janet Taake	1,216,323	1,167,868	2,816,189

(1)	Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable) and the market value of the retention grant vesting.

(2)	Includes the market value of all exercisable and unexercisable options and all unvested stock awards.

(3)	Includes amounts related to severance, health care costs, pro-rated bonus payouts (as applicable), and the market value of all exercisable and unexercisable options and all unvested stock awards.

PROPOSAL THREE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, Ulta is asking stockholders to vote on a resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company and the Board of Directors. However, the Board and the compensation committee value the opinions of the stockholders and will carefully consider the outcome of the vote when making future compensation decisions. In accordance with the results of the non-binding advisory vote at our 2011 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to our named executive officers, this non-binding advisory vote will be held on an annual basis until the Board elects to implement a different frequency, or until the next required non-binding advisory vote on frequency. Following this year’s non-binding advisory vote, the next scheduled advisory vote will take place at the 2015 Annual Meeting of Stockholders.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our executive compensation program is structured to provide compensation opportunities that: (i) reflect the competitive marketplace in which the Company operates; (ii) link annual incentive compensation to Company performance goals that support stockholder value; (iii) focus a significant portion of an executive’s compensation on equity-based incentives to align interests closely with stockholders; and (iv) attract, motivate and retain key executives who are critical to our long-term success. A significant portion of the Company’s executive compensation is performance-based, and we emphasize such incentives to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

We believe that the fiscal 2013 compensation of our named executive officers was appropriate and aligned with the Company’s performance. We urge stockholders to read the CD&A section of this Proxy Statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how our executive compensation policies and procedures operate.

The Company is asking stockholders to approve the following advisory resolution at the 2014 Annual Meeting:

RESOLVED, that the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion thereto.

Because the vote is advisory, it will not be binding upon the Board or the compensation committee. However, the compensation committee will consider the outcome of the vote in determining future compensation policies and decisions.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory resolution on executive compensation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

ARTICLE V. STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 7, 2014 by

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our NEOs, Directors and nominees; and

•	all of our executive officers, Directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 7, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The following table lists applicable percentage ownership based on 64,295,291 shares of common stock outstanding as of March 27, 2014, as reported in our Annual Report on Form 10-K filed with the SEC on April 2, 2014. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% stockholders: Lone Pine Capital LLC (1) Two Greenwich Plaza Greenwich, Connecticut 06830	4,809,126	7.5%

Sands Capital Management, LLC (2) 1101 Wilson Blvd., Suite 2300 Arlington, Virginia 22209	7,352,203	11.4%

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,269,359	5.1%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
NEOs, Directors and nominees:
Mary N. Dillon	11,640	*
Scott M. Settersten (4)	12,313	*
Jeffrey J. Childs (5)	3,526	*
Jeffrey T. Severts (6)	3,805	*
Janet Taake (7)	6,760	*
Robert F. DiRomualdo	459,956	*
Dennis K. Eck	485,140	*
Catherine Halligan	1,931	*
Charles Heilbronn (8)	3,083,901	4.8%
Michael R. MacDonald	1,426	*
Lorna E. Nagler (9)	40,038	*
Charles J. Philippin (10)	137,538	*
Kenneth T. Stevens	2,959	*
Vanessa A. Wittman	—	—
All current Directors and executive officers as a group (15 persons) (11)	4,250,993	6.6%

*	Less than 1%.

(1)	Based solely on the Schedule 13G/A filed by Lone Pine Capital LLC on February 14, 2014.

(2)

Based solely on the Form 13F filed by Sands Capital Management, LLC on February 12, 2014. Sands Capital Management, LLC reported that, as of December 31, 2013, it had sole voting authority with respect to 5,550,506 shares and no voting authority with respect to 1,801,697 shares.

(3)	Based solely on the Schedule 13G filed by The Vanguard Group on February 12, 2014.

(4)

Includes options to purchase 750 shares of common stock exercisable at $14.41 per share, options to purchase 6,250 shares of common stock exercisable at $24.53 per share, options to purchase 2,500 shares of common stock exercisable at $69.96 per share, options to purchase 674 options of common stock exercisable at $86.06 per share and options to purchase 1,426 shares of common stock exercisable at $74.91 per share.

(5)	Includes options to purchase 1,664 shares of common stock exercisable at $121.74 per share.

(6)	Includes options to purchase 3,805 shares of common stock exercisable at $95.09 per share.

(7)

Includes options to purchase 2,500 shares of common stock exercisable at $69.96 per share, options to purchase 2,318 options of common stock exercisable at $86.06 per share and options to purchase 1,629 shares of common stock exercisable at $74.91 per share.

(8)

Mr. Heilbronn holds 81,538 shares directly and is deemed to beneficially own all 3,002,363 shares of common stock held by Mousseluxe SARL. Mr. Heilbronn has sole voting power and sole investment power with respect to the 81,538 shares he holds directly, and he has been granted a power of attorney and proxy to exercise voting and investment power with respect to all of the shares shown as beneficially owned by Mousseluxe SARL. Pursuant to this authority, Mr. Heilbronn makes all voting and investment decisions with respect to all such shares and may be deemed to beneficially own all such shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(9)

Includes options to purchase 16,667 shares of common stock exercisable at $9.75 per share, options to purchase 12,500 shares of common stock exercisable at $25.80 per share and options to purchase 8,333 shares of common stock exercisable at $57.42 per share.

(10)	Includes options to purchase 50,000 shares of common stock exercisable at $13.44 per share.

(11)	Total percentage equals the quotient of total holdings over the sum of shares outstanding and the options referenced in the footnotes above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations that no other forms were required during the fiscal year ended February 1, 2014, all Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with.

ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transaction Approval Policy

Our Board of Directors has adopted written policies and procedures for the approval or ratification of any “related party transaction,” defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, Directors, Director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the audit committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No Director may participate in approval of a related party transaction for which he or she is a related party.

Related Party Transactions and Relationships

Since the beginning of fiscal 2013, we have engaged in the following related party transactions with our Directors, executive officers and holders of 5% or more of our common stock.

Transactions with Vendors

Charles Heilbronn, one of our Directors, is Executive Vice President and Secretary, as well as a director, of Chanel, Inc. In fiscal 2013, Chanel, Inc. sold to Ulta approximately $13.5 million of fragrance on an arms’ length basis pursuant to Chanel’s standard wholesale terms and is expected to continue to sell fragrance to Ulta during fiscal 2014.

ARTICLE VII. MISCELLANEOUS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2014 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders, Mary N. Dillon, our Chief Executive Officer, and Robert S. Guttman, our Senior Vice President, General Counsel and Secretary, to vote on such matters in accordance with their best judgment.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

By Order of the Board of Directors

Robert S. Guttman Senior Vice President, General Counsel and Secretary

April 23, 2014

A COPY OF ULTA’S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2014 IS AVAILABLE WITHOUT CHARGE THROUGH THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT HTTP://IR.ULTA.COM, AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ULTA SALON, COSMETICS & FRAGRANCE, INC., 1000 REMINGTON BLVD., SUITE 120, BOLINGBROOK, IL 60440.

ULTA SALON, COSMETICS & FRAGRANCE, INC. 1000 REMINGTON BLVD. SUITE 120 BOLINGBROOK, IL 60440	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74684-P52836	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTA SALON, COSMETICS & FRAGRANCE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR ALL” of the following nominees:
1.	Election of Directors	☐	☐	☐
Nominees

01)	Mary N. Dillon
02)	Dennis K. Eck
03)	Charles J. Philippin
04)	Vanessa A. Wittman

The Board of Directors recommends you vote “FOR” proposals 2 and 3.				For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2014, ending January 31, 2015			☐	☐	☐
3.	Advisory resolution to approve the Company’s executive compensation			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com or at the Investor Relations section of the Company’s website at http://ir.ulta.com.

M74685-P52836

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Annual Meeting of Stockholders

June 5, 2014 10:00 AM

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Mary N. Dillon and Robert S. Guttman as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ulta Salon, Cosmetics & Fragrance, Inc. held of record by the undersigned on April 7, 2014, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 1000 Remington Boulevard, Bolingbrook, IL 60440, on June 5, 2014, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side